Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Summit Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rate	Amount Registered(3)	Proposed Maximum Offering Price Per Security(3)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee(2)
Fees to be paid	Other(1)	Subscription Rights to purchase Common Stock, par value $0.01 per share(2)	457(o)	—	$—	$—	—	$—
	Equity	Common Stock, par value $0.01 per share, issuable upon exercise of Subscription Rights	457(c)	—	$—	$500,000,000	0.00011020	$55,100
Fees previously paid
Total Offering Amounts						$500,000,000		$55,100
Fees Previously Paid								$0.00
Net Fees Due								$55,100

(1)	This registration statement relates to: (a) non-transferable subscription rights to purchase common stock of the Registrant, and (b) the shares of the Registrant's common stock issuable upon the exercise of such non-transferable subscription rights pursuant to the rights offering.
(2)	No separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the common stock underlying the subscription rights.
(3)	The securities registered hereunder include an indeterminate number of shares of common stock which shall have an aggregate initial offering price not to exceed $500,000,000. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(4)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the assumed exercise of all subscription rights will not exceed $500,000,000.